     As filed with the Securities and Exchange Commission on October 2, 2001

                                                      Registration No. 333-64244
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -------------------------------------------

                                 Amendment No. 2
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             THE MACREPORT.NET, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)


          Delaware                        7380                 11-3584538
------------------------------         ------------       ----------------------
                                   (Primary Standard
  (State or jurisdiction of     Industrial Classification    (I.R.S. Employer
incorporation or organization)         Code Number)       Identification Number)

                              200 Broadhollow Road
                                    Suite 207
                               Melville, NY 11747
                                 (631) 393-5075
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

         Copies of all communications, including communications sent to agent for service, should be sent to:

                             VITO W. LUCCHETTI, JR.
                             Chief Executive Officer
                              200 Broadhollow Road
                                    Suite 207
                               Melville, NY 11747
                                 (631) 393-5075
                (Name, address and telephone number of agent for
                                    service)

                                 with a copy to:

                            STEPHEN J. CZARNIK, ESQ.
                             BAER MARKS & UPHAM LLP
                          805 Third Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 702-5700
            --------------------------------------------------------

       Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                   CALCULATION OF REGISTRATION FEE
=============================================================================================================
      Title of Each                              Proposed Maximum       Proposed
   Class of Securities         Dollar Amount      Offering Price   Maximum Aggregate  Amount of Registration
     To Be Registered         To Be Registered      Per Share        Offering Price            Fee
-------------------------------------------------------------------------------------------------------------
         Common Stock
 $0.0001 par value per share       $1,845,000          $1.00            $1,845,000            $461.25
=============================================================================================================



       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                  SUBJECT TO COMPLETION, DATED October 2, 2001


                                   PROSPECTUS

                                1,845,000 SHARES

                             THE MACREPORT.NET, INC.

                                  Common Stock

         This is an offering of a total of 1,845,000 shares of our common stock by the individuals who are named under the caption "Selling Stockholders." We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

         Prior to this offering there has been no public market for our common stock. We anticipate that our common stock will trade on the over-the-counter electronic bulletin board under the symbol "MRPT".

         The selling stockholders may offer and sell the shares of common stock from time to time directly, or through underwriters, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.


         We will bear all expenses in connection with the registration and sale of the shares of common stock being offered by the selling stockholders, other than any underwriting discounts and selling commissions.


                             ----------------------

                  Investing in our common stock involves risks.
                     See "Risk Factors" beginning on page 4.

                             ----------------------

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or has determined if this prospectus
                   is truthful or complete. Any representation
                     to the contrary is a criminal offense.

                             ----------------------

       We have retained no underwriters in connection with this offering.

                             -----------------------

                     The date of this prospectus is , 2001.

                                TABLE OF CONTENTS

                                                                          Page

Prospectus Summary......................................................     3
Risk Factors............................................................     4
Forward-Looking Statements..............................................     9
Use of Proceeds.........................................................    10
Dividend Policy.........................................................    10
Dilution................................................................    11
Capitalization..........................................................    11
Selected Financial Data.................................................    12
Management's Discussion and Analysis of Financial
 Condition and Plan of Operations.......................................    13
Business................................................................    16
Management..............................................................    22
Related Party Transactions..............................................    25
Principal Stockholders..................................................    27
Selling Stockholders....................................................    28
Plan of Distribution....................................................    28
Description of Securities...............................................    30
Shares Available for Future Sale........................................    30
Legal Matters...........................................................    31
Experts.................................................................    31
Where You Can Find More Information.....................................    31
Index to Financial Statements...........................................   F-1

                               PROSPECTUS SUMMARY

         This summary highlights what we consider to be the most important features of this offering and the information contained elsewhere in this prospectus. To understand this offering and our business fully, you should carefully read the entire prospectus including the risk factors beginning on page 4 and the financial statements.

                                   Our Company


         We are an information and media company that provides a Web-based forum for public and private issuers to communicate corporate audio and video news content to the business, financial and investing community through our Web site, located at www.macreport.net. We plan to provide creative and production services to develop visual events ranging from live coverage of merger announcements to public relations campaigns to new product introductions.

         We also plan to provide Web-based financial information to professionals who need quick access to reliable corporate, industry and market intelligence. Through our Web site, we plan to integrate comprehensive and up-to-date business and financial information on public and private companies from several information providers drawing upon multiple sources of content. These sources include both textual information, such as news, trade press, SEC filings, executive biographies and analyst reports, and numeric information, such as company financial results, stock quotes and industry statistics.


         We are a developmental company that was organized in December 2000. We have not generated any revenues to date.

                              Corporate Information

         We are a Delaware corporation. Our principal executive offices are located at 200 Broadhollow Road, Suite 207, Melville, New York 11747, our telephone number is (631) 393-5075 and our Internet Web site is www.macreport.net. The information contained on our Web site is not part of this prospectus.

                                  The Offering

         The selling stockholders are registering for resale 1,845,000 shares of our common stock which they currently own.


Securities offered by selling stockholders............     1,845,000 shares
Common stock outstanding before the offering..........    15,845,000 shares
Common stock to be outstanding after the offering.....    15,845,000 shares
Proposed OTC symbol for common stock..................    MRPT

                                  RISK FACTORS

         An investment in our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occur, our business could be materially harmed.

                          Risks Related to Our Business


We only have sufficient cash and cash equivalents to meet our capital requirements for the next two months. If we are unable to obtain additional funds on terms favorable to us in the immediate future, or at all, we may be required to reduce or cease our operating activities.

         As of July 31, 2001, we had $35,446 in cash and cash equivalents and $83,690 in marketable securities. Based on our current plans, we believe our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital requirements for at least the next two months.

         Our ability to continue as a going concern depends upon our ability to raise additional funds in the near future. If we are unable to obtain additional funds in the immediate future, it is likely that we would be required to cease or reduce our operating activities and we may seek protection from our creditors under the bankruptcy laws. In either case, our stockholders could lose their entire investment.

         The actual amount of funds that we will need during or after the next two months will be determined by many factors, some of which are beyond our control. As a result, we may need funds sooner than we currently anticipate. These factors include:

         o expenses incurred by us in connection with the launch of our Web site;

         o costs associated with hiring and retaining additional personnel; and

         o the pace at which we are able to implement our business strategy.

         For a more detailed discussion of our plan of operations, anticipated cash deficiency, and course of action we plan to take to remedy any such deficiency, see "Management's Discuss and Analysis of Financial Condition and Plan of Operations."


We have a limited operating history and have incurred operating losses since our inception. We expect to incur losses in the future, and we may never become profitable.


         We were organized in December 2000 and have a limited operating history. You should consider our prospects in light of the risks and difficulties frequently encountered in the establishment of a new business. In addition, we have incurred operating losses since our inception and expect to incur operating losses for the foreseeable future. As of July 31, 2001, we had an accumulated deficit of $649,880. We expect to expand our operations significantly, which will result in increasing losses. We may continue to incur substantial operating losses even if we begin to generate revenues from our operations.

         We have not yet commercialized any products or services. Even if we commercialize one or more of our products or services, we may not become profitable. Our ability to achieve profitability depends on a number of factors, including our ability to complete the design of our Web site and the acceptance of our products and services by end users.

We will not be able to commence certain components of our planned operations and we may not be able to generate revenues until we become registered with the Securities and Exchange Commission as an investment advisor.

         It has become necessary for us to register as an investment advisor under the Investment Advisors Act of 1940, as amended. We will not be able to commence certain components of our planned operations until such registration is effected. We have begun to apply for registration with the Securities and Exchange Commission as an investment advisor and we will not implement certain portions of our strategic plan until we are licensed as an investment advisor by the Securities and Exchange Commission. The requirement to register as an investment advisor with the Securities and Exchange Commission will cause us to incur additional costs and expenses, will result in delays in our operations and the execution of our strategic plan, and may require us to refuse to accept new subscribers, obtain new customers and will prevent us from generating revenues from our planned operations. Additionally, we will incur additional costs and certain of our management's resources will be used in complying with the Investment Advisors Act.

If we fail to significantly increase the number of issuers that use our services and Internet users who visit our Web site we may never become profitable.

         Our future success is highly dependent on attracting issuers to use our services and Internet users who are willing to use online business information services to visit our Web site. We believe that marketing relationships, direct marketing, advertising, public relations campaigns and offering new and enhanced content and services will help attract issuers to use our services and Internet users to visit our Web site.

         We also believe that our long-term success depends largely on our ability to retain issuers and visitors to our Web site. We intend to invest significant resources in our network infrastructure and customer and technical support capabilities to provide high levels of customer service. We cannot be certain that these investments will maintain or improve issuer or visitor retention. In addition, some new visitors to our Web site do not become consistent users of Internet services and may discontinue or limit their use of our Web site.

         If the market for online business information develops more slowly than we expect, or if our efforts to attract and retain new issuers and visitors are not successful or cost effective, we may never become profitable.


The success of our business is dependant on our ability to increase brand awareness of, and traffic to, our Web site.


         Our future success will depend, in part, on our ability to increase our brand awareness. In order to build brand awareness and increase traffic to our Web site, we must succeed in our marketing efforts and provide high-quality services. Our ability to increase revenues generated from the services we offer on our Web site will depend, in part, on the success of our marketing efforts and our ability to increase the number of visitors to our Web site. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness and traffic to our Web site, our business may never become profitable.

Competition in our industry is intense and many of our competitors have greater resources than we do to respond to changes in our industry.

         The business information services industry is intensely competitive. We face direct or indirect competition from the following types of companies:


         o large, well-established business and financial information providers such as Dow Jones, Dialog, Lexis-Nexis, Pearson, Reuters, Thomson, Primark and McGraw-Hill;

         o providers of company information, such as Dun & Bradstreet, MarketGuide, a division of Multex, and Standard & Poor's;

         o on-line information services or Web sites targeted to specific markets or applications, such as NewsEdge, Factset and Bloomberg;

         o Web retrieval, Web "portal" companies and other free or low-cost mass market on-line services such as Excite, Infoseek, Lycos, Yahoo! and AOL/Netscape; =

         o Web sites focused on subscription business models, such as The Wall Street Journal Interactive Edition;

         o free or low-cost specialized business and financial information Web sites such as Hoovers.com, Marketwatch.com, Multex.com and TheStreet.com; and

         o other Web sites with a business orientation or a business channel, such as Office.com and Business.com.

         Substantially all of our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, in all likelihood, they will be able to respond more quickly to new or emerging technologies and changes in user requirements, or to devote greater resources to the development, promotion and sale of their products than we can. These competitors , in all likelihood, will be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, customers and information providers. Our competitors also may develop products that are equal or superior to our products or that achieve greater market acceptance than our products.

The availability of free information may lessen the demand for our services and materially affect our ability to generate revenue.

         Some of our competitors offer financial and business information free of charge with the goal of achieving high levels of usage to facilitate the sale of substantial amounts of advertising. To the extent these types of competitors offer products free of charge that are similar to ours, it may lessen the demand for our services and we may not be able to generate any significant revenues from our business operations. In addition, extensive free information is available in the public domain. Sources of this information include government agencies, libraries and sources on the Internet.

We may be subject to legal claims in connection with the content we publish and distribute.

         We may be subject to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our Web site or on the Web sites of others with whom we license or co-brand our products. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subject to claims based upon the content that is accessible from our Web site through links to other Web sites. Presently, we do not maintain insurance to protect us against these types of claims.


Our officers, directors and consultants have no training or experience in the industry which we operate.

         Our officers, directors and consultants have no training or experience in operating, or management of, a Web-based information and media company. Accordingly, decisions and choices may not be well thought out and our company's operations, earnings and ultimate financial success could suffer irreparable harm.


Government regulation and legal uncertainties relating to the Web could hurt our business.


         Currently, there are few laws or regulations that specifically regulate communications or commerce on the Web. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act prohibits the transmission of certain types of information and content over the Web. In addition, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. This could increase the cost of transmitting data over the Internet. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues including, for example, property ownership, libel and personal privacy is uncertain and could expose us to substantial liability. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. If individual states impose taxes on products and services provided over the Web, the cost of our products may increase and we may not be able to increase the price we charge for our products to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Web could significantly increase the costs of our operations.


We are subject to the risk of possibly becoming an investment company.


         The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. Presently, a majority of our current assets consists of marketable securities of other companies. While we do not intend to engage in such activities that would cause us to become an investment company, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We would incur significant registration and compliance costs if we were required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.


Price volatility in our marketable securities may affect our ability to meet our obligations as they become due.


         As of July 31, 2001, nearly 41% of our current assets consisted of marketable securities. The market price for these securities has been volatile. From the dates we acquired these marketable securities in February 2001 until July 31, 2001, the market value of these marketable securities has declined significantly. Presently, we rely on cash generated from periodic sales of these securities to pay for our operating and other expenses. Future price volatility in our marketable securities may affect our ability to generate cash from the sale of these marketable securities and, as a result, we may not be able to meet our obligations as they become due.

If we lose the services of Michael Adams Consulting, Inc. our operations would be disrupted and our business would be harmed.

         The services of Vito W. Lucchetti, Jr., our chairman, chief executive officer and president, and other administrative services are provided to us by Michael Adams Consulting, Inc. pursuant to a consulting agreement. Michael Adams Consulting is wholly owned by Mr. Lucchetti. If we lose the services of Michael Adams Consulting and/or the services of Mr. Lucchetti in all likelihood our ability to execute our business plan will be materially impaired, our operations would be disrupted and our business would be harmed. Although Michael Adams Consulting is retained by us pursuant to consulting agreement, this agreement would not prevent Michael Adams Consulting from terminating the services it renders to us.


                         Risks Related to This Offering



Concentration of ownership of our common stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.


         Vito W. Lucchetti, Jr., our chairman, chief executive officer and president, beneficially owns approximately 95% of our outstanding common stock. As a result, he has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, he has the ability to effectively control our management and affairs. Accordingly, this concentration of ownership may harm the market price of our common stock by discouraging a potential acquiror from attempting to acquire our company.


Our stock price could be volatile and your investment could decline in value.

         The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

         o        developments concerning our operations;

         o announcements of technological innovations by us or our competitors;

         o new products or services introduced or announced by us or our competitors;

         o actual or anticipated variations in quarterly operating results;

         o conditions or trends in the regulatory climate and financial markets;

         o        changes in the market valuations of similar companies;

         o        additions or departures of key personnel; and

         o        sales of our common stock.

         In addition, equity markets in general, and the market for companies with Web-based services in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management's attention and resources, which could seriously harm our business.

You may experience difficulty in trading our common stock because it will be quoted on the over-the-counter electronic bulletin board.


         We anticipate that our common stock will be quoted on the over-the-counter electronic bulletin board. The bulletin board is a significantly less liquid trading market than the other stock exchanges. At a future date, we may apply for listing on the Nasdaq SmallCap Market or other exchanges if we are able to satisfy their quantitative and other listing requirements. However, we cannot assure you that we will apply for any such listing or that our application would be accepted. As a result, you may find it more difficult to dispose of, or obtain accurate quotes on, our common stock.


It may be difficult for you to sell shares of our common stock if we become subject to "penny stock" regulations.


         Our common stock is expected to trade on the over-the-counter electronic bulletin board and, therefore, is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". A penny stock is generally defined as any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions.


         Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales requirements on broker-dealers who sell penny stocks to persons other than established customers and "accredited investors". An accredited investor is generally defined as an investor with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with a spouse.

         Pursuant to Rule 15g-9 of the Securities Exchange Act of 1934, for these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotation for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. This information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of the common stock.

                           FORWARD-LOOKING STATEMENTS

         In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe,"

"estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

         You should not place undue reliance on these forward-looking statements. The sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         The shares of common stock being offered hereby are for the account of the selling stockholders. Accordingly, we will not receive any of the proceeds from the resale of shares of common stock by the selling stockholders.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends for the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will take into account such matters as general business conditions, our financial results, capital requirements, contractual, legal and regulatory restrictions and such other factors as our board may deem relevant.

                                    DILUTION


         Our present shareholders have acquired their shares of common stock and a controlling interest in our company at a cost that is substantially less than which you may purchase shares. Net tangible book value represents the amount of our tangible assets, reduced by the amount of our liabilities, and it is a means to determine the value of our common stock. At July 31, 2001, our net tangible book value was $80,476 and our net tangible book value per share based on 15,845,000 shares of common stock outstanding is $0.005. Dilution is determined by subtracting net tangible book value per share from the purchase price you pay for shares of our common stock. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.


                                 CAPITALIZATION


         The following table sets forth our capitalization as of July 31 , 2001. The information set forth below should be read in conjunction with our consolidated financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Plan of Operations" included elsewhere in this prospectus.
                                                            As of  July 31, 2001
                                                            --------------------

Long-term obligations ........................................        $    --
  Stockholders' equity:
      Common stock;
         $0.0001 par value, 25,000,000 shares
         authorized, 15,845,000 shares issued
         and outstanding .....................................             1585
                                                                      =========
     Preferred stock;
         $0.0001 par value, 5,000,000 shares
         authorized, no shares issued
         and outstanding .....................................             --
     Additional paid-in capital ..............................          821,065
     Stock subscription payable ..............................             --
     Accumulated deficit .....................................         (649,880)
                                                                      =========
Total stockholders' equity ...................................          172,770
                                                                      =========
Total capitalization .........................................        $ 172,770
                                                                      =========

                             SELECTED FINANCIAL DATA


         The following selected financial data should be read in conjunction with our financial statements and corresponding notes and "Management's Discussion and Analysis of Financial Condition and Plan of Operations" included elsewhere in this prospectus. The balance sheet data as of July 31, 2001 and the statement of operations data for the period of December 13, 2000, our date of inception, to July 31, 2001 has been derived from our financial statements, which have been audited by Capraro, Centofranchi, Kramer & Co. P.C., independent auditors.

                                                                Period  Ended
                                                                July 31, 2001
                                                                -------------
Statement of Operations:
Consolidated revenues ....................................          $      0
Cost of sales ............................................                 0
Expenses .................................................           454,098
Other  expense ...........................................           195,782
                                                                    --------
Pre-tax loss .............................................           649,880
                                                                    --------
Net loss .................................................          $649,880
                                                                    --------

                                                            As of July 31, 2001
                                                            -------------------
Balance Sheet Data:
Current assets............................................       $   205,585
Total assets..............................................           236,842
Total long-term debt......................................                 0
Total liabilities.........................................            64,072
Total stockholders' equity................................           172,770



         Included in current assets are $86,449 in prepaid expenses.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATIONS

         The following discussion of our financial condition and plan of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "Risk Factors" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

General

         We were incorporated as a Delaware corporation in December 2000. We commenced operations at such time. We are a development stage company and have no sales to date.

         Since commencing operations, our activities have been primarily devoted to business development, raising capital and recruiting personnel. We have spent considerable time and capital resources defining and developing our strategic plan and Web site. Our major sources of working capital have been the proceeds from private financings.

Results of Operations


         Period from Inception through July 31, 2001

         Revenues. We are a development stage company and have not had revenues from our operations.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses from our inception to July 31, 2001 were $454,098. These expenses consist primarily of recruitment expenses, consulting fees, professional fees and other corporate expenses, including business development and general legal activities.

         Other Expense. From our inception to July 31, 2001, we incurred an unrealized loss on marketable securities of $110,636 and a realized loss on the sale of certain marketable securities of $85,336. These expenses relate to the decline in value of certain marketable securities we received as part of the proceeds from a private offering of our common stock.


Liquidity and Capital Resources


         We have financed our operations from inception through private financings. As of the date of the prospectus, we received gross proceeds of $845,000, consisting of $245,000 in cash and $600,000 in marketable securities from an issuance of common stock. Of these securities, we received 147,700 shares of common stock of Netwolves Corp. on February 7, 2001 and 500,000 shares of common stock of Netcurrents, Inc. on February 28, 2001. Netwolves Corp.'s common stock trades on the Nasdaq SmallCap Market and Netcurrents, Inc. trades on the over-the-counter electronic bulletin board. We issued certificates representing the shares of our common stock to investors in this offering in May 2001 after amending our certificate of incorporation to increase the amount of our authorized capital stock.

         As of July 31, 2001, we sold an aggregate of 128,100 shares of Netwolves Corp. and 190,000 of Netcurrents, Inc., and we owned 19,600 shares of Netwolves Corp. and 310,000 shares of Netcurrents, Inc. The fair market value of Netwolves Corp. at July 31, 2001 was $3.40 per share. The fair market value of Netcurrents, Inc. at July 31, 2001 was approximately $0.055 per share.

         We have not sold all of our shares in Netwolves Corp. and Netcurrents, Inc. because of each of these companies' limited trading volume. We believe that a large sale transaction in the open market will significantly reduce the market price for these stocks or otherwise make it difficult for us to liquidate our shares in these companies at favorable prices. We intend to sell these securities in multiple open market transactions when the market price and sales volume for these stocks are favorable and/or when we require additional cash to meet our obligations.


         We used the gross proceeds from the offering to, among other things, pay for our obligations to Michael Adams Consulting, Inc., obtain additional office space and for other general and administrative expenses, including the construction of our Web site.


         As of July 31, 2001, we had $35,446 in cash and cash equivalents and, after taking into consideration an unrealized loss of $110,636, $83,690 in marketable securities.

         We have begun to apply for registration with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940, as amended. We believe that such registration will be effected some time in November 2001. Until such time, we will not be able to commence certain components of our planned operations. The requirement to register as an investment advisor with the Securities and Exchange Commission will cause us to incur additional costs and expenses, will result in delays in our operations and the execution of our strategic plan, and may require us to refuse to accept new subscribers, obtain new customers and will prevent us from generating revenues from our planned operations.

         Current and Future Financing Needs. We have incurred negative cash flow from operations since we started our business. We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy. We have engaged Michael Adams Consulting, Inc., Adam Reznikoff and Michael Zimmer pursuant to consulting agreements with each of them. Pursuant to these agreements, we pay $25,000 per month to Michael Adams Consulting and $50,000 per year to each of Messrs. Reznikoff and Zimmer. Michael Adams Consulting is a company that is wholly owned by Vito W. Lucchetti, Jr., our chairman, chief executive officer, president and majority shareholder.

         Based on our current plans, we believe that our cash and cash equivalents and cash flows from the sale of marketable securities will be sufficient to enable us to meet our planned operating needs for at least the next two months. To execute our business plan over the next twelve months, we believe that we will require approximately $50,000 per month over the next 12 months, which will require us to raise, approximately, an additional $450,000. We anticipate that we will raise these additional funds through the private sale of our securities and/or through loans issued to us by our officers or directors.


         However, the actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control.

         These factors include the following:

         o expenses incurred by us in connection with the launch of our Web site;


         o expense incurred in connection with our registration as an investment advisor and compliance with the Investment Advisors Act;


         o costs associated with hiring and retaining additional personnel; and

         o        our ability to implement our business strategy.

We have based our estimate on assumptions that may prove to be wrong.

         We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our shares or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. Our ability to continue as a going concern depends upon our ability to raise additional funds in the immediate future. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit or cease our operations and we may seek protection from our creditors under the bankruptcy laws, in which case our common stock would be essentially without value.


Plan of Operation

         Our plan of operation for the remainder of the year ending December 31, 2001 is to begin to implement our business strategy, including the development of our Web site. We expect our principal expenditures during the next 18 months to include:

         o operating expenses, including general and administrative expenses;

         o        Web site development expenses; and

         o        the cost of new computer equipment and software.

         As part of our planned expansion, we anticipate hiring additional development staff.

                                    BUSINESS

Overview


         We are an information and media company that provides Web-based forum for public and private issuers to communicate corporate audio and video news content to the business, financial and investing community through our Web site, located at www.macreport.net. We plan to provide creative and production services to develop visual events ranging from live coverage of merger announcements to public relations campaigns to new product introductions.

         We also plan to provide Web-based financial information to professionals who need quick access to reliable corporate, industry and market intelligence. Through our Web site, we plan to integrate comprehensive and up-to-date business and financial information on public and private companies from several information providers drawing upon multiple sources of content. These sources include both textual information, such as news, trade press, SEC filings, executive biographies and analyst reports, and numeric information, such as company financial results, stock quotes and industry statistics.




         We expect that visitors to our Web site will use our information for their professional endeavors, including financial and competitive research, as well as for their personal activities, including career development and personal investment. We believe that we will be able to provide advertisers with a large, demographically desirable business audience.

         We were organized in December 2000 by Vito W. Lucchetti, Jr., our chief executive officer, president and director. Since our organization, we have engaged primarily in organizational and development activities. To date, we have not generated any revenues from operations.

Industry Background

         Providing information, tools and the opportunity to purchase products and services to businesspeople over the Internet represents a large and growing market opportunity. Growth in this market is being driven by increased Internet usage by businesspeople and the companies for which they work.

         According to Simba Information, Inc., a leading authority for forecasts in the media industry, the market for all Web-based and on-line business information services is projected to grow to almost $39.8 billion in 2002. Simba Information, Inc. also reported that the primary market segment in which we participate--Web-based and on-line financial news, current awareness and research services--is projected to grow to $9.8 billion in 2002.

         Recent industry growth has been driven by corporations and other enterprises recognizing that productivity and competitiveness depend on extensive knowledge of external information, including information about industries, customers, competitors, prospects, business trends, breaking news and market data. These organizations have already invested heavily in Internet connectivity and networked computing infrastructures to manage internal information. These organizations seek to leverage these infrastructures to access and manage external information.

         The task of finding and using external information is often difficult and cumbersome. Traditional, textual sources such as newspapers and directories require hours to search. A centralized library can be costly to establish and maintain and can be an inefficient and incomplete information source. While the emergence of the Web has greatly increased access to information, finding comprehensive, precise, up-to-date, relevant and reliable information on the Web can still be time-consuming and difficult. While other on-line services can be useful research tools in certain circumstances, most of these services currently focus on specific areas of content, such as financial data or news. They do not provide the full range of data required by professionals. In addition, most on-line services charge a fee for each search performed.

         We believe that traditional sources, the Web and existing on-line services do not adequately meet the information needs of many professionals who want to compete effectively in today's fast-paced, global, customer-focused marketplace. These professionals and their organizations demand external information that is:

         o        easily accessible in a user-friendly format

         o comprehensive and includes both textual and numeric information

         o        derived from multiple, high quality sources

         o        integrated at a single site

         o delivered on a platform that allows interpretation, manipulation and analysis

         o delivered in a product easily implemented and supported on a corporate network

Strategy


         Our core strategy is to be a leading Web portal for businesspeople and worldwide provider of multimedia production and distribution services to corporations and other organizations. The key components of our growth strategy include:


         Grow Our Customer Base. During the initial stages of our operation, we plan to focus selling our streaming video, public relations and consulting services to public companies with securities trading on the Nasdaq SmallCap Market and the electronic over-the-counter bulletin board. Unlike the market for larger, more capitalized companies, we believe there is an opportunity for streaming video, public relations services and consulting services in small-cap and micro-cap markets. Further, we believe that these companies have a need for exposure to investing community that is as significant as that of larger companies.


         We also plan to produce audio and streaming video profile presentations and textual profiles of corporations for free. The profiles and presentations will be accessible through our Web site. We believe that we will be able to produce and post company profiles for approximately 200 companies within the next 12 months. Clients will be charged a fee for the production of additional streaming video presentations and other services which will include:


         o streaming stock quotes of the client's publicly traded securities on various pages of our Web site;

         o        posting of content relating to the client, which may include:
                  statistics, financial information, reports, editorials, stories and/or articles relating to the client and prepared by us, by the client or by third parties;

         o links to the client's Web site and to a page or pages of our Web site dedicated to providing information about the client;

         o preparing and making available to our issuer clients one video interview per year with representatives of the client and, at the option of our management, additional videos providing current newsworthy information about the client; and

         o making available to users of our message boards e-mail news and updates about our issuer clients.

         Grow Our Audience. We plan to grow our audience by focusing on online and direct response advertising as well as public relations to raise awareness of our company and our services with the media and the business public. Also, we plan to partner with high-volume business and consumer Web sites.

         Increase Usage By Our Audience. To increase usage, we plan to expand our content offering in the area of additional companies, industries, people and products during the upcoming fiscal year.

         Maximize Revenues From Users of our Website. We plan to add e-commerce opportunities to our Web site in an effort to generate revenues from user of our Web site. More e-commerce partners will provide more buying opportunities on the site and we plan to integrate these in the search results and within other tools and content on the site. We also plan to increase the advertising revenue per user through customer-targeting capabilities on the site.


         Pursue Acquisitions and Strategic Alliances. To further meet the needs of businesspeople worldwide, we intend to pursue acquisitions of, and strategic relationships with, companies with complementary services and technologies and to expand our information and services to cover more business organizations in international markets. We do not presently have any existing plans, arrangements, negotiations or understandings with respect to any acquisitions or strategic alliances.


         Increase our Sales Staff. As more companies look for online services to enhance productivity, we plan to increase our sales staff to gain a greater share of this growing market.


Sales and Marketing


         Subscribers

         We expect that subscribers of our corporate news service will primarily be corporations that post profiles and streaming video presentations on our Web site. We expect that subscribers will pay a fixed monthly fee to maintain their profile on our site, plus subscribers will pay additional fees for streaming video production. We plan to attract subscribers through direct marketing efforts, media advertising and referrals .


         Advertising and e-Commerce

         We plan to offer a variety of advertising options that may be purchased individually or in packages. This may include banners and button advertisements on our site, which can be rotated on a run-of-site basis or targeted to a particular audience. Run-of-site advertisements appeal to advertisers seeking general brand recognition across our online audience. Banners and buttons are generally sold under short-term insertion orders based on a price per thousand impressions served.

         We plan to generate e-commerce revenues from advertisers or sponsors that pay either a fee per transaction or a percentage of sales directly generated by their placement on our Web site. These fees can originate from buttons, banners or in-context text links within our site.

         Licensing and Syndication

         We plan to license and syndicate portions of our proprietary information and certain tools to third parties for redistribution. We believe potential customers will range from traditional online service providers to other Web sites. We plan to provide our customers with either a customized data feed of our proprietary company information, or a co-branded set of Web pages designed for the customer. License and syndication fees will be based upon variables, such as the amount of information and number of tools, the number of seats, the number of capsules viewed or the number of terminals.

         Marketing Relationships

         We plan to develop relationships with frequently visited and well-known Web sites in order to expand our audience. We plan to build customized versions of our company profiles to be co-branded and integrated into partners' Web sites. A customized, co-branded company profile may feature links to portions of the other Web site as well as links back to our Web site for additional information. By incorporating links back to our Web site, we can introduce our information to a broader audience while displaying our free advertising-supported company information within the context of the other Web site.


         Our marketing relationships will be important for increasing our brand awareness and attracting new visitors to our Web site. We will pursue relationships that increase the value of our brand name and introduce new audiences to our information.


Competition

         Many Web sites compete for the attention and spending of businesspeople, and advertisers, particularly in the business information area. We expect this competition to continue to increase. We compete for subscribers, visitors, advertisers and content providers with many types of companies, such as:


         o large, well-established business and financial information providers such as Dow Jones, Dialog, Lexis-Nexis, Pearson, Reuters, Thomson, Primark and McGraw-Hill;


         o providers of company information, such as Dun & Bradstreet, MarketGuide, a division of Multex, and Standard & Poor's;


         o on-line information services or Web sites targeted to specific markets or applications, such as NewsEdge, Factset and Bloomberg;

         o Web retrieval, Web "portal" companies and other free or low-cost mass market on-line services such as Excite, Infoseek, Lycos, Yahoo! and AOL/Netscape;

         o Web sites focused on subscription business models, such as The Wall Street Journal Interactive Edition;

         o free or low-cost specialized business and financial information Web sites such as Hoovers.com, Marketwatch.com, Multex.com and TheStreet.com; and


         o other Web sites with a business orientation or a business channel, such as Office.com and Business.com.

         Our ability to compete depends on many factors, including:

         o the originality, timeliness, comprehensiveness and trustworthiness of our content and that of our competitors;

         o        the cost of our services compared to our competitors;

         o the ease of use of services developed either by us or our competitors;

         o        the usefulness of our tools;

         o the attractiveness of the demographic characteristics of our audience; and

         o        the effectiveness of our sales and marketing efforts.


Registration Under the Investment Advisors Act

         To engage in certain components of our planned operations, we are required to register with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940, as amended. As an investment adviser, we will be subject to restrictions against engaging in fraudulent, deceptive or manipulative acts or practices. We will be subject to remedial sanctions, including censure, limitations on our operations, suspension for a period not exceeding 12 months, and revocation for, among other things, willfully violating or aiding or abetting a violation of the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act or any rule or regulation adopted pursuant to any of such acts.

         We have begun to apply for registration with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940, as amended. We believe that such registration will be effected some time in November 2001. Until such time, we will not be able to commence certain of our planned operations. The requirement to register as an investment advisor with the Securities and Exchange Commission will cause us to incur additional costs and expenses, will result in delays in our operations and the execution of our strategic plan, and may require us to refuse to accept new subscribers, obtain new customers and will prevent us from generating revenues from our planned operations.


Government Regulation

         We are subject, both directly and indirectly, to various laws and governmental regulations relating to our business. There are currently few laws or regulations directly applicable to commercial online services or the Internet. However, due to increasing popularity and use of commercial online services and the Internet, it is possible that a number of laws and regulations may be adopted with respect to commercial online services and the Internet. These laws and regulations may cover issues including, for example, user privacy, pricing and characteristics, and quality of products and services. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues including, for example, property ownership, libel and personal privacy, is uncertain and could expose us to substantial liability. Any new legislation or regulation or the application of existing laws and regulations to the Internet could have a material and adverse effect on our business, results or operations and financial condition. In Texas, sales of goods over the Internet are taxed the same as sales of personal property through traditional channels.

         As our services are available over the Internet anywhere in the world, multiple jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify. It is possible that state and foreign governments might also attempt to regulate our transmissions of content on our Web site or on the Web sites of others or prosecute us for violations of their laws. We cannot be assure you that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate these laws or that these laws will not be modified, or new laws enacted, in the future.

         We are aware of the sensitive regulatory climate in which we plan to operate. In March 2000, the Securities and Exchange Commission announced that it had a special operation to target fraudulent and manipulative practices relating to the promotion of securities on the Internet. We are also aware that Regulation F-D, adopted by the Securities and Exchange Commission during 2000, will impact on our ability to obtain information from issuers that is not generally available to the public. Management expects to observe regulatory/compliance standards, however, we cannot assure you that we will avoid regulatory inquiries, the costs of responding to regulatory inquiries, or the imposition of sanctions, fines or other penalties which it may incur.


Intellectual Property

         Our proprietary database of company information is copyrighted. To protect our rights to intellectual property, we rely on a combination of copyright law, trademark, trade secret protection, confidentiality agreements and other contractual arrangements with our customers and strategic partners. The protective steps we have taken may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. We have registered a number of our trademarks in the United States, and we have pending U.S. applications for other trademarks. Effective trademark, copyright and trade secret protection may not be available in every country in which we offer or intend to offer our services. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on our part, which could materially and adversely affect our business, results of operations and financial condition. We incorporate licensed third-party technology in some of our services. In these license agreements, the licensors have generally agreed to defend, indemnify and hold us harmless with respect to any claim by a third party that the licensed software infringes any patent or other proprietary right. We cannot assure you that these provisions will be adequate to protect us from infringement claims. The loss or inability to obtain or maintain any of these technology licenses could result in delays in the introduction of new services.

Employees


         As of the date of this prospectus, we have no employees. All of our staff, including management, administrative and technical staff, are engaged as consultants. Michael Adams Consulting, Inc. provides us with executive and administrative services, which include the services of our chief executive officer and president, pursuant to a consulting agreement with them. All other consultants are retained pursuant to oral agreements that can be terminated by us at-will. As we continue to grow and execute our strategic plan, we expect to hire personnel, particularly in the areas of product development and technology. None of our staff is represented by a labor union. We believe that our relationship with our consultants is good. Competition for qualified personnel in our industry is intense.


Facilities


         Our corporate headquarters are located in an approximately 800 square foot rented facility in Melville, New York, under an office service agreement expiring in October 2001 which can be renewed. We also lease an approximately 2,200 square foot office and executive residential facility in New York, New York under a lease expiring in May 2002. We believe our present office space is suitable for our current operations.

                                   MANAGEMENT

Executive Officers and Directors

         The following persons are our executive officers and directors:


        Name                     Age     Offices Held
        ----                     ---     ------------
        Vito W. Lucchetti, Jr.   36      Chairman, Chief Executive Officer and President
        Adam J. Reznikoff        29      Vice President-North American Sales and Director
        Michael J. Zimmer        30      Vice President-New Business Development and Director


VITO W. LUCCHETTI, JR. Mr. Lucchetti has been our Chairman, Chief Executive Officer and President since our inception in December 2000. Also, since April 2000, Mr. Lucchetti has served as the Chief Executive Officer, President and a director of Michael Adams Consulting, Inc. From August 1998 to April 2000, Mr. Lucchetti served as the Vice President-Sales, Recruiting and Training of Kirlin Securities, Inc. From July 1994 to August 1998, Mr. Lucchetti served as the Vice President Sales of GKN Securities Corp.


ADAM J. REZNIKOFF. Mr. Reznikoff has been our Vice President-North American Sales and a director since our inception in December 2000. From May 2000 to November 2000, Mr. Reznikoff served as the Vice President Marketing and Sales for Michael Adams Consulting, Inc. From August 1998 to May 2000, Mr. Reznikoff was an Account Executive at Kirlin Securities, Inc. From November 1996 to August 1998, Mr. Reznikoff was an Account Executive at GKN Securities Corp. From June 1996 to November 1996 Mr. Reznikoff worked in the food and beverage industry as a manager of Coyote Grill.

MICHAEL J. ZIMMER. Mr. Reznikoff has been our Vice President-New Business Development and a director since our inception in December 2000. From May 2000 to November 2000, Mr. Zimmer served as the Vice President Marketing and Sales for Michael Adams Consulting, Inc. From September 1998 to May 2000, Mr. Zimmer was an Account Executive at Kirlin Securities, Inc. From August 1996 to September 1998, Mr. Zimmer was an Account Executive at GKN Securities Corp. From June 1996 to August 1996 Mr. Zimmer worked in the food and beverage industry as a front of the house manager of Il Bambino. Mr. Zimmer received his B.A. degree from Hofstra University.


         The business address for each of our officers and directors is 200 Broadhollow Road, Suite 207, Melville, NY 11747.


         None of our executive officers are employees of our company.


Board of Directors

         All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Directors' Compensation

         We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

Executive Compensation


         Set forth below is the aggregate compensation for services rendered in all capacities to us from our inception in December 2000 until July 31, 2001 by our Chief Executive Officer. None of our executive officers is compensated in excess of $100,000.


                           Summary Compensation Table

                                                                                Long-Term
                                                                                ---------
                                          Compensation Table                Compensation Awards
                                          ------------------                -------------------
Name and Principal                                                        Securities Underlying
Position                           Salary         Bonus         Other          Options/SARS
--------                           ------         -----         -----          ------------
Vito W. Lucchetti, Jr.,            $ ---          $ ---         $ ---              ---
Chairman, Chief Executive
Officer and President


         The services of Mr. Lucchetti are provided pursuant to a consulting agreement with Michael Adams Consulting, Inc., a company wholly owned by Mr. Lucchetti. Presently, we do not pay Mr. Lucchetti any salary or bonuses; however, Mr. Lucchetti has use of our executive residence located in New York, New York. Mr. Lucchetti devotes 100% of his business time to the affairs of our company.

         We have not granted any stock options to the named executive officer. None of our employees are employed pursuant to employment agreements. For a discussion of the terms of the consulting agreements with Mr. Lucchetti and our other officers and directors, see "Related Party Transactions."


Stock Option Plan

         In April 2001, we adopted the 2001 Stock Option Plan, referred to as the 2001 Plan. The 2001 Plan will expire in April 2011, unless terminated earlier by our board of directors at their discretion. The 2001 Plan provides for the grant of options to purchase shares of our common stock, including:


         o incentive stock options, as defined by Section 422 of the Internal Revenue Code, that may be granted solely to employees, including officers,

         o non-qualified stock options, being stock options other than incentive stock options, that may be granted to employees, including officers, and


         o non-employee directors and individuals with whom we have consulting agreements.


         Share Reserve. We authorized the issuance of 1,000,000 shares of our common stock pursuant to the 2001 Plan. As of July 31, 2001, we have not granted any options under the 2001 Plan. Shares subject to awards under the 2001 Plan that have expired or otherwise terminated without having been exercised in full again become available for the grant of awards under the 2001 Plan. Shares issued under the 2001 Plan may be previously unissued shares or reacquired shares of common stock.

         Awards. Stock options may be granted under the 2001 Plan to our employees, non-employee directors and individuals with whom we have consulting agreements. The stock options granted will be either incentive stock options or non-qualified stock options.

         An incentive stock option is a stock option that has met the requirements of Section 422 of the Internal Revenue Code and, except as set forth below, must be granted with an exercise price of at least 100% of the fair market value at the date of grant.



         No incentive stock option, and, prior to our stock being publicly traded, no non-qualified stock option, may be granted to any person, who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of our company or any affiliate, unless the following conditions are satisfied:

         o the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

         o the term of any incentive stock option award must not exceed five years from the date of grant.



         Plan Administration. The 2001 Plan is administered by our board of directors. Our board of directors interprets all questions relating to the 2001 Plan and its decisions are final and binding on all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors. Under the 2001 Plan, the board of directors may, at any time or from time to time, appoint a committee of at least two members of the board of directors and delegate to the committee the authority of the board of directors to administer the 2001 Plan. Upon such appointment and delegation, such committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the 2001 Plan, subject to certain limitations.

         Term of Awards. In general, the term of stock options granted under the 2001 Plan is ten years. In the event an awardee's service relationship with us ends, other than upon the awardee's death or disability, the award may be exercised within a period of 90 days following termination, provided that the award has already vested. If the awardee's termination of service is for cause, such period will not exceed thirty days. Any award not already vested, or not exercised within these periods shall terminate. If the awardee dies, any vested award may be exercised within the time period specified in the award agreement, being at least six months, or if no time is specified, twelvemonths.

         Payment of Exercise Price. Awardees may pay the exercise price of their awards, if any, as determined by the compensation committee, and acceptable consideration includes cash, checks, and promissory notes. Generally, an option holder may not transfer a stock option to any entity other than a spouse or descendants or to a trust, or other entity owned by such a trust, for the primary benefit of the option holder, his spouse and/or his descendants.

         Option Adjustments. The aggregate number and class of shares as to which options may be granted under the 2001 Plan, the number and class shares covered by each outstanding option and the exercise price per share of each outstanding option, but not the total price, and all such options, shall each be proportionately adjusted for any increase decrease in the number of issued common stock resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend. Generally, any option granted shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation. However, the optionee shall have the right immediately prior to any such transaction to exercise his or her option in whole or in part.

         Additional Provisions. The board of directors may, in their sole discretion, include additional provisions in any option or award granted or made under the 2001 Plan that are not inconsistent with the 2001 Plan or applicable law. The board of directors may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular award or awards granted under the 2001 Plan may be exercised.

Limitation of Liability and Indemnification Matters

         Article eighth of our certificate of incorporation provides that the personal liability of our directors will be eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Article sixth of our certificate of incorporation provides that we will, to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, indemnify all persons whom we may indemnify under such provisions. The indemnification provided by this section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under our bylaws, by agreement, vote of our stockholders or disinterested directors, or otherwise. Except as specifically required by the General Corporation Law of the State of Delaware, as the same exists or may be amended, none of our directors of will be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of that director occurring prior to the amendment or repeal.

         Under Section 145 of the Delaware General Corporation Law, we have the power, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and judgments against, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                           RELATED PARTY TRANSACTIONS

         In connection with the formation of our company, in December 2000, we issued to Vito W. Lucchetti, Jr., the chief executive officer, president and a director of our company, 1,500 shares of our common stock for aggregate consideration of $150.


         In January 2001, we entered into a consulting agreement with Michael Adams Consulting, Inc., a Delaware corporation that is wholly owned by Mr. Lucchetti. Mr. Lucchetti formed Michael Adams Consulting in 1999 to engage in management and financial consulting for public and private companies.

Pursuant to the consulting agreement, Michael Adams Consulting provides consulting services that include management, executive and administrative services, public relations, media relations and marketing. Michael Adams Consulting also provides the services of Mr. Lucchetti and one administrative assistant. Additionally, Michael Adams Consulting provides us with the services of all additional consultants retained by Michael Adams Consulting on a per project basis. These consultants include, but are not limited to, sales and marketing professionals, Web development and design professionals and editorial and Web content professionals. In consideration for these services, we pay to Michael Adams Consulting $25,000 per month, plus we reimburse Michael Adams Consulting for all of its reasonable out-of-pocket expenses incurred in connection with its services under the consulting agreement. As of July 31, 2001, we paid $215,830 in fees and expenses owed to Michael Adams Consulting, of which $22,500 related to costs and expenses incurred by Michael Adams Consulting in connection with our private offering that was consummated in May 2001. Also, we have prepaid an additional $43,000 in fees owed to Michael Adams Consulting pursuant to this agreement.


         The consulting agreement with Michael Adams Consulting is for a term of one year that automatically renews for successive one-year terms unless terminated by either party within 90 days of the then current term. Additionally, either party may terminate the consulting agreement in the event of, among other things:

         o the other party's material breach of the consulting agreement and such defaulting party fails to cure such material breach within 15 days of written notification to such party; and

         o the other party's ceasing to function as a going concern, filing of a petition for bankruptcy or otherwise seeking protection under applicable bankruptcy law.

         We engage the services of Adam J. Reznikoff and Michael J. Zimmer pursuant to oral consulting agreements with each of them. Pursuant to these agreements, we pay to each of Mr. Reznikoff and Mr. Zimmer $50,000 per year. Each of these agreements is terminable by us at-will at any time.


         We lease an executive residence and office facility for $61,340 in annual rent. In April 2001, we prepaid one year of rent on this facility. Mr. Lucchetti has the exclusive personal use of the executive residence facility at no cost.


         We believe that all of the transactions discussed above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. A majority of our board of directors will approve all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 1, 2001 by:


         o all persons who are beneficial owners of five percent (5%) or more of our common stock;

         o        each of our directors;

         o        each of our executive officers; and

         o        all current directors and executive officers as a group.

         Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.


         Applicable percentage ownership in the following table is based on 15,845,000 shares of common stock outstanding as of October 1, 2001.

         Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 1, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


                                                                                Approximate Percentage of
Name and Address of Beneficial Holder                         Number of Shares            Class
-------------------------------------                         ----------------            -----
Vito W. Lucchetti, Jr.....................................       15,000,000                95%
Adam J. Reznikoff.........................................               --                --
Michael J. Zimmer.........................................               --                --
All executive officers and directors as a group (3 persons)      15,000,000                95%

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the selling stockholders. The number of shares of common stock that may actually be sold by the selling stockholders will be determined by the selling stockholders, and may depend upon a number of factors, including, among other things, the market price of our common stock.


         The table below summarizes information concerning the beneficial ownership of common stock of the selling stockholders as of the date of this prospectus. All information concerning beneficial ownership has been furnished by the selling stockholders. The amounts listed as the percentage of common stock owned after the offering assumes that all of the shares offered by the selling shareholders pursuant to this prospectus are sold.



                                                                                        Shares of
                                                                                      Common Stock
                                     Shares of Common                                     Owned
                                        Stock Owned     Shares of Common             After Offering
                                          Before              Stock                  --------------
                                         Offering            Offered            Number            Percent
                                         --------            -------            ------            -------
Vito W. Lucchetti, Jr.                  15,000,000         1,000,000          14,000,000           88.4%
Sean Meitner and Claudia Meitner            20,000            20,000                  --           --
Sherman Winski                             700,000           700,000                  --           --
David Axon                                 125,000           125,000                  --           --


         Vito W. Lucchetti, Jr. is an officer and director of our company. See "Related Party Transactions."


                              PLAN OF DISTRIBUTION


         The selling shareholders may sell their shares from time to time. Also, subject to applicable law, sales of shares may also be made by pledges, donees, distributees, transferees or other successors in interest to such shares. These sales may be made on the over-the-counter electronic bulletin board, in another over-the-counter market, on a national securities exchange or in private transactions. Sales may be made by the selling stockholders at prices and at terms which prevail at that time, at prices related to the market price at that time, or at privately negotiated prices. In addition, certain of the selling shareholders may be able to sell any shares covered by this prospectus pursuant to Rule 144 of the Securities Act of 1933 rather than pursuant to this prospectus.


         The selling shareholders may sell shares in one or more of the following types of transactions:

         o block trades in which a broker-dealer engaged by a selling shareholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o        purchases by a broker or dealer as principal;

         o an exchange distribution in accordance with the rules of such exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between sellers and purchasers without a broker-dealer.

         In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in the resales.

         In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions. In connection with hedging transactions, participants may engage in short sales of the shares registered in this prospectus in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out short positions. The selling stockholders may also enter into option or other transactions. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the pledgor may effect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholder in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with sales and any commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholder, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the selling stockholders that during the time that they may be engaged in a distribution of the shares included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act of 1934. In general, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in distribution from bidding for, or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods." Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

         We anticipate that the selling stockholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, any sales, or the possibility thereof, may depress the market price of our common stock.

                            DESCRIPTION OF SECURITIES


         We were organized in December 2000. Our initial capitalization consisted of 3,000 shares of authorized capital stock, of which 2,000 shares were designated as common stock, $0.01 par value per share, and 1,000 shares were designated as preferred stock, $1.00 par value per share, of which 1,500 shares of our common stock were issued and outstanding to one shareholder.

         On April 29, 2001, our board of directors and sole stockholder increased the authorized amount of our capital stock, and reduced the par value of our capital stock, to 30,000,000 shares, consisting of 25,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value. As of October 1, 2001, there were 15,845,000 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. This amount takes into account a 10,000-for-one forward stock split that our board of directors and sole stockholder authorized on April 29, 2001.


Common Stock

         Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation.

         Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro-rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

         Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of preferred stock. Our articles of incorporation provide that our board of directors has the authority to issue the preferred stock into series and, within the limitations provided by Delaware statutes, to fix by resolution the powers, rights, preferences, qualifications, limitations and restrictions of the shares of any series so established. As our board of directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of our company.

Transfer Agent and Registrar

         The transfer agent for the common stock is Continental Stock Transfer & Trust Company, located at 2 Broadway, New York, New York 10004.

                        SHARES AVAILABLE FOR FUTURE SALE


         We have 15,845,000 shares of common stock outstanding as of the date of this prospectus. All 1,845,000 shares of common stock being offered pursuant to this prospectus will be immediately tradeable without restriction or further registration under the Securities Act. Additionally, as of the date of this prospectus, we have reserved an aggregate of 1,000,000 shares of common stock for issuance upon exercise of options issuable under our stock option plan.

                                  LEGAL MATTERS

         The validity of the common stock being offered pursuant to this prospectus will be passed upon for us by Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022.

                                     EXPERTS


         Our consolidated financial statements as of , and for the period ended, July 31, 2001 have been audited by Capraro Centofranchi Kramer & Co., P.C., independent certified public accountants, as indicated in their report with respect to thereto, and are incorporated herein in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement, of which this prospectus forms a part, on Form SB-2 with respect to the common stock being offered by this prospectus. This prospectus includes all material information relating to the offering. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, and we will file periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling 1-800-SEC-0330. You may also read and copy any document we file with the SEC at the SEC's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048.

         The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS



                                                                          Page
                                                                          ----
Independent Auditors' Report                                              F-2

Balance Sheet as of  July 31, 2001                                        F-3

Statement of Operations for the period
  December 13, 2000 (date of inception)
  to  July 31, 2001                                                       F-4

Statement of Stockholders' Equity for the period
  December 13, 2000 (date of inception)
  to  July 31, 2001                                                       F-5

Statement of Cash Flows for the period
  December 13, 2000 (date of inception)
  to  July 31, 2001                                                       F-6

Notes to Financial Statements                                             F-7

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors of
  The MacReport.Net, Inc.


We have audited the accompanying balance sheet of The MacReport.Net, Inc. as of July 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period December 13, 2000 (date of inception) to July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The MacReport.Net, Inc. as of July 31, 2001, and the results of its operations and cash flows for the period December 13, 2000 (date of inception) to July 31, 2001, in conformity with generally accepted accounting principles.





                    Capraro, Centofranchi, Kramer & Co, P.C.



South Huntington, New York
September 27, 2001

                             THE MACREPORT.NET, INC.
                      (A Company in the Development Stage)
                                  BALANCE SHEET
                                  JULY 31, 2001



                                     ASSETS


CURRENT ASSETS
   Cash                                                               $    35,446
   Marketable securities                                                   83,690
   Prepaid expenses                                                        86,449
                                                                      -----------

         Total Current Assets                                                             $   205,585

PROPERTY AND EQUIPMENT, at cost, less accumulated
   depreciation of $2,141                                                                      25,412

OTHER ASSETS

   Security deposits                                                                            5,845
                                                                                          -----------

         TOTAL ASSETS                                                                     $   236,842
                                                                                          ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued expenses                                                                          $    64,072
                                                                                          -----------
         Total Liabilities                                                                     64,072


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $.0001 par value,
     5,000,000 shares authorized,
     no shares issued or outstanding                                  $      --
   Common stock, $.0001 par value,
     25,000,000 shares authorized
     15,845,000 shares issued and outstanding                               1,585
   Additional paid-in capital                                             821,065
   Deficit                                                               (649,880)
                                                                      -----------
         Total Stockholders' Equity                                                           172,770
                                                                                          -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $   236,842
                                                                                          ===========



                 See accompanying notes to financial statements.

                             THE MACREPORT.NET, INC.
                      (A Company in the Development Stage)
                             STATEMENT OF OPERATIONS
              FOR THE PERIOD DECEMBER 13, 2000 (DATE OF INCEPTION)
                                TO JULY 31, 2001


   Revenues                                                        $       --

   Cost of Revenues                                                        --
                                                                   ------------

         Gross profit                                                                  $       --

   Selling, general and administrative expenses                                             454,098
                                                                                       ------------

         Income(loss) before other income(expense)                                         (454,098)
                                                                                       ------------

   Other Income(Expense):
     Unrealized loss on non-marketable securities                      (110,636)
     Realized loss on sale of marketable securities                     (85,336)
     Interest income                                                        190
                                                                   ------------
         Total other income (expense)                                                      (195,782)
                                                                                       ------------

         Income (loss) before income taxes                                                 (649,880)

   Income taxes (benefit)                                                                      --
                                                                                       ------------

         Net Income (loss)                                                             $   (649,880)
                                                                                       ============


Basic and Diluted Loss Per Share                                                       $     (0.042)
                                                                                       ============

Weighted Average Number of Shares Outstanding                                            15,507,000
                                                                                       ============



                 See accompanying notes to financial statements.

                             THE MACREPORT.NET, INC.
                      (A Company in the Development Stage)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD DECEMBER 13, 2000 (DATE OF INCEPTION)
                                TO JULY 31, 2001


                                         Number of    Par       Number of      Par         Additional      Retained       Total
                                         Preferred   Value       Common        Value        Paid-in        Earnings
                                          Shares                  Shares                     Capital        (Deficit)
                                         --------   --------   -----------   -----------   -----------    ----------    -----------
Balance - December 13, 2000                  --     $   --            --     $      --     $      --      $     --      $      --

  Issuance of common stock
    at incorporation                                            15,000,000         1,500        (1,350)                         150
  Stock issued from private
    placement, net of direct
    costs of $22,500                                               845,000            85       822,415                      822,500
  Net Income (loss) for the period
     December 13, 2000 (Date of
     Inception) to July 31, 2001                                                                            (649,880)      (649,880)
                                         --------   --------   -----------   -----------   -----------    ----------    -----------

Balance - July 31, 2001                                        $15,845,000   $     1,585   $   821,065    $ (649,880)   $   172,770
                                         ========   ========   ===========   ===========   ===========    ==========    ===========



                 See accompanying notes to financial statements.

                             THE MACREPORT.NET, INC.
                      (A Company in the Development Stage)
                            STATEMENTS OF CASH FLOWS
              FOR THE PERIOD DECEMBER 13, 2000 (DATE OF INCEPTION)
                                TO JULY 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                     $(649,880)
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
     Depreciation and amortization                            $  2,141
     Unrealized loss in non-marketable securities              110,636
   Changes in assets and liabilities (Increase) Decrease in:
     Marketable securities                                     405,674
     Prepaid expenses                                          (86,449)
     Security deposits                                          (5,845)
   Increase (Decrease) in:
     Accrued expenses                                           64,072
                                                              ---------
         Total adjustments                                                 490,229
                                                                         ---------
   Net cash provided (used) by operating activities                       (159,651)

CASH FLOWS FROM INVESTING ACTIVITIES
   Payments made for property and equipment                                (27,553)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net proceeds from issuance of common stock                              222,650
                                                                         ---------

NET INCREASE IN CASH                                                        35,446

CASH AND CASH EQUIVALENTS - BEGINNING                                         --
                                                                         ---------

CASH AND CASH EQUIVALENTS -  END                                         $  35,446
                                                                         =========



                 See accompanying notes to financial statements.

                             THE MACREPORT.NET, INC.
                      (A Company in the Development Stage)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE PERIOD DECEMBER 13, 2000 (DATE OF INCEPTION)
                                TO JULY 31, 2001


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION \ DESCRIPTION OF BUSINESS

         The MacReport.Net, Inc. (The "Company") was incorporated in 2000 under the laws of the State of Delaware. The Company is an internet information and media company designed to allow publicly and privately held companies to communicate relevant corporate information directly with the investing public. This is done through the use of a web site that provides the user with key information via management interviews, press releases, video conferencing and other information. Revenues will be generated from fee-based subscription to this service, the sale of enhanced services to the existing customer base, and from the sale of advertising space on the web site. The Company has its headquarters in Melville, NY and a satellite location in New York City. The Company is in the development stage as its operations principally involve development of the site, market analysis and other business planning activities and they have no revenue from any product or advertising sources. Because the Company is in the development stage, the accompanying financial statements should not be regarded as typical for normal operating periods.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         Revenues from fee-based contracts with terms greater than one month are recognized ratably over the life of the contract. Advertising revenues are recognized over the period of the related ad.

         CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company includes cash on deposit, money market funds and amounts held by brokers in cash accounts to be cash equivalents.

         MARKETABLE SECURITIES

         The Company reports its investment in marketable securities under the provisions of Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified a "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholders' equity.

         PROPERTY, EQUIPMENT AND DEPRECIATION

         Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the assets.

         EARNINGS (LOSS) PER SHARE

         The Company has adopted SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all publicly traded entities, as well as entities that have made a filing or are in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

         Basic EPS is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of Diluted EPS gives effect to all potential dilutive common shares during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.


         INCOME TAXES / DEFERRED INCOME TAXES

         The Company adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Deferred tax assets arise principally from net operating losses available for carryforward against future years taxable income, and the recognition of unrealized losses on marketable securities for financial statement purposes, which are not deductible for income tax purposes.

2.       SUPPLEMENTAL CASH FLOW INFORMATION

         Cash paid for:
                  Interest                                  $        --
                  Income taxes                                       --


         Additionally, the Company had a non-cash operating and financing activity when it received marketable securities valued at $600,000 for a common stock subscription.

3.       MARKETABLE SECURITIES

         Following is a comparison of the cost and market value of marketable securities included in current assets:


                           Cost                                       $ 194,326
                           Allowance for unrealized loss               (110,636)
                                                                      ---------
                           Market value                               $  83,690
                                                                      =========


         Following is a summary of the transactions involving the marketable securities:


                                                                        Number
                                                                       Of Shares
                                                                       ---------
                  Netwolves Corp.  (NASDAQ)
                           Shares Acquired  (2/7/01)                    147,700
                           Shares Sold                                 (128,100)
                                                                       --------
                           Shares held @  7/31/01                        19,600
                                                                       ========

                  The market value of Netwolves Corp. at July 31, 2001 was $3.40 per share.

                  Netcurrents Inc.  (OTC BB)
                           Shares Acquired  (2/28/01)                   500,000
                           Shares Sold                                 (190,000)
                                                                       --------
                           Shares held @  7/31/01                       310,000
                                                                       ========

                  The market value of Netcurrents Inc. at July 31, 2001 was $0.055 per share.

   4.    PROPERTY AND EQUIPMENT

         Major classes of property and equipment consist of the following:


                                                       Estimated useful
                                                         life - years
                                                        --------------
         Machinery, equipment and furniture                    5                                 $    27,553
         Less accumulated depreciation                                                                 2,141
                                                                                                 -----------
         Net property and equipment                                                              $    25,412
                                                                                                 ===========

         Depreciation expense was $2,141 for the period.


   5.    COMMITMENTS AND CONTINGENCIES

         LEASES
         The Company is obligated under a lease for its Melville office space that expires October 2001 for minimum annual rentals of $23,112, plus office service expenses. The Company is obligated under a lease for its New York City location that expires in April, 2002 for minimum annual rentals of $61,340, which was been paid in advance by the Company.


         Total rental expense was $50,441 for the period.

         The following is a schedule by year of future minimum lease obligations under all noncancellable operating leases as of July 31, 2001:

                  Year ended  July 31, 2002                               $   48,325
                  Less amounts prepaid                                        43,450
                                                                          ----------
                    Net minimum obligation                                $    4,875
                                                                          ==========


         CONSULTING AGREEMENT / RELATED PARTY TRANSACTIONS


         The Company is obligated under a consulting agreement with a related company that is owned by the majority shareholder of the Company. The agreement is for one year for $25,000 monthly, plus expenses and expires December 31, 2001. Total consulting fees and expenses were $193,330 for the period. The Company has prepaid $43,000 on this agreement as of July 31, 2001. Additionally, the Company paid $22,500 of costs to this related party in connection with a private placement of common stock (see note 6.)

   6.    STOCKHOLDERS'  EQUITY


         CAPITAL STOCK:

         Capital stock is as follows:


         Preferred stock, $.0001 par value,
           5,000,000 shares authorized
           no shares issued and outstanding                                         --
                                                                             =============
         Common stock, $.0001 par value, 25,000,000 shares authorized,
           Shares issued and outstanding                                        15,845,000
                                                                             =============
           Par Value                                                         $       1,585
                                                                             =============


         Amendment to Certificate of Incorporation.:
         In May 2001, the Company amended its certificate of incorporation, as follows:

         a) To decrease the par value of the Company's common stock from $.01 per share to $.0001 per share and to decrease the par value of the Company's preferred stock from $1.00 per share to $.0001 per share.

         b) To increase the total number of authorized shares of capital stock of the Company from 3,000 to 30,000,000 that consists of 25,000,000 common shares and 5,000,000 preferred shares.

         PRIVATE PLACEMENT


         During May, 2001, the Company completed a private offering of securities in which it sold 845,000 shares of common stock for proceeds of $845,000, ($200,000 cash and $645,000 marketable securities) out of which $22,500 of direct offering expenses, including but not limited to the preparation and printing of the offering materials, were paid (see note 5).


         STOCK OPTION PLAN


         In 2001, the Company adopted a plan (the "2001 Stock Option Plan" or the "Plan") pursuant to which the Board of Directors is authorized to award options to purchase up to 1,000,000 shares of Common Stock to selected officers, employees, agents, consultants and other persons who render services to the Company. The options may be issued on such terms and conditions as determined by the Board or Committee, and may be issued so as to qualify as incentive stock options under Internal Revenue Code Section 422A. As of July 31, 2001, there were no options granted under this Plan.


7.       INCOME TAXES


         No provision for income taxes was recorded during the period ended July 31, 2001 due to net losses being incurred. At July 31, 2001, the Company had net operating and capital loss carryforwards for tax purposes of approximately $539,000, which would expire in 2016. The Company's effective tax rate differs from the federal statutory rate as a result of a full valuation allowance being provided against gross deferred tax assets.


         Deferred tax assets consist of the following components at July 31, 2001:

         Net operating and capital loss carryforwards       $ 260,000
         Less: valuation allowance                           (260,000)
                                                            ---------
                  Total deferred                            $    --
                                                            =========

         At July 31, 2001, the Company provided a full valuation allowance against the gross deferred tax asset since, in management's judgment, it is more likely than not, such benefits will not be realized.

================================================================================

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor does it constitute an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.



                                1,845,000 Shares

                             The MacReport.Net, Inc.

                                  Common Stock

                     --------------------------------------

                                   PROSPECTUS

                     --------------------------------------




                      Dealer Prospectus Delivery Obligation

Until       , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to delivering a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                               , 2001
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         Article eighth of our certificate of incorporation provides that the personal liability of our directors will be eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Article sixth of our certificate of incorporation provides that we will, to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware, as now or hereafter in effect, indemnify all persons whom we may indemnify under such provisions. The indemnification provided by this section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under our bylaws, by agreement, vote of our stockholders or disinterested directors, or otherwise. Except as specifically required by the General Corporation Law of the State of Delaware, as the same exists or may be amended, none of our directors of will be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision of our certificate of incorporation will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of that director occurring prior to the amendment or repeal.

         Under Section 145 of the Delaware General Corporation Law, we have the power, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and judgments against, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

         The following table sets forth our estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:


         SEC Registration Fee                                                  $   461.25
         Printing registration statement and other documents                     5,000.00
         Legal fees and expenses                                                50,000.00
         Accounting fees and expenses                                           15,000.00
         Miscellaneous expenses                                                  9,538.75
                                                                               ----------
         Total expenses                                                        $80,000.00
                                                                               ==========

 Item 26.        Recent Sales of Unregistered Securities.


         o On January 9, 2001, we issued an aggregate of 1,500 shares of our common stock to Vito W. Lucchetti, Jr. In connection with a 10,000-for-one stock split authorized by our board of directors and sole stockholder, on May 15, 2001, Mr. Lucchetti exchanged his shares for 15,000,000 shares of our common stock.


         o On May 15, 2001, we issued shares of our common stock at a purchase price of $1.00 per share to the following investors in the amounts set forth next to their name:

                  Sean Meitner and Claudia Meitner                      20,000
                  Sherman Winski                                       700,000
                  David Axon                                           125,000

         We believe that the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

Item 27. Exhibits.


Exhibit
Number            Description of Exhibit
------            ----------------------
      3.1         Certificate of Incorporation*

      3.2         By-laws*

      4.1         Specimen common stock certificate*

      4.2         2001 Stock Option Plan*

      5.1         Opinion of Baer Marks & Upham LLP

      10.1        Consulting Agreement, dated January 1, 2001, between Michael Adams Consulting, Inc.*

      10.2        Office Service Agreement, dated July 7, 2000, with VANTAS Long Island, LLC*

      10.3        Lease, dated March 30, 2001, with 25 Broad Street LLC*

      10.4        Form of Subscription Agreement executed by investors in the private offering or our common stock that closed on May 15, 2001

      21.1        Subsidiaries*

      23.1        Consent of Capraro Centofranchi Kramer & Co., P.C.

      23.2        Consent of Baer Marks & Upham LLP (included in Exhibit 5.1 hereof)

      24.1        Power of attorney (included in the signature page of Part II of this registration statement)*



-----------------------------

  *     Previously filed.

Item 17. Undertakings.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
                  Section 13(a) or 15(d) of the Securities Act, that is incorporated by reference in the registration statement, shall be deemed to be anew registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to Item 15 of the registration statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action suitor proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 2, 2001.


                             THE MACREPORT.NET, INC.


                             By: /s/ Vito W. Lucchetti, Jr.
                                 ---------------------------
                                 Vito W. Lucchetti, Jr.
                                 Chairman, Chief Executive Officer and President

                               POWERS OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and Vito W. Lucchetti, Jr. with full power to act as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Vito W. Lucchetti, Jr..                    Chairman, Chief Executive Officer        October 2, 2001
------------------------------------           and President
Vito W. Lucchetti, Jr.                         (Principal Executive Officer and
                                               Principal Accounting and Financial
                                               Officer)

/s/ Adam J. Reznikoff                          Vice President-North American Sales      October 2, 2001
------------------------------------           and Director
Adam J. Reznikoff

/s/ Michael J. Zimmer                          Vice President-New Business              October 2, 2001
------------------------------------           Development  and Director
Michael J. Zimmer

                                INDEX OF EXHIBITS

Exhibit
Number            Description of Exhibit
------            ----------------------
      3.1         Certificate of Incorporation*

      3.2         By-laws*

      4.1         Specimen common stock certificate*

      4.2         2001 Stock Option Plan*

      5.1         Opinion of Baer Marks & Upham LLP

      10.1        Consulting Agreement, dated January 1, 2001, between Michael Adams Consulting, Inc.*

      10.2        Office Service Agreement, dated July 7, 2000, with VANTAS Long Island, LLC*

      10.3        Lease, dated March 30, 2001, with 25 Broad Street LLC*

      10.4        Form of Subscription Agreement executed by investors in the private offering or our common stock that closed on May 15, 2001

      21.1        Subsidiaries*

      23.1        Consent of Capraro Centofranchi Kramer & Co., P.C.

      23.2        Consent of Baer Marks & Upham LLP (included in Exhibit 5.1 hereof)

      24.1        Power of attorney (included in the signature page of Part II of this registration statement)*


-----------------------------

  *     Previously filed.